                                                                   EXHIBIT 10.8

                                  IMPERIAL BANK
                                   Member FDIC

                                      NOTE

$ 3,000,000.00              Beverly Hills, California,          April 30, 1996 .

On April 30, 1997, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its Entertainment Industries Group office, the principal sum of $ 3,000,000.00 MAXIMUM or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance
/ / at the rate of   % per year /X/ at the rate of 1.000% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable /X/ monthly / / quarterly / / included with principal / / in addition to principal / / , beginning May 30, 1996, and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. / / (if checked), Principal shall be payable in installments of $_________, or more, each installment on the ___________________ day of each ___________________ , beginning
___________________ . Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

/X/ If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

                                          Cybermedia, Inc.
- ---------------------------               ---------------------------------
                                          /S/ Unni Warrier
- ---------------------------               ---------------------------------
                                          /S/ Jeffrey Beaumont
- ---------------------------               ---------------------------------

                                  IMPERIAL BANK
                                   Member FDIC

                      CORPORATE RESOLUTION REGARDING CREDIT

OFFICE:   Entertainment Industrial Group   ADDRESS:    9777 Wilshire Blvd.
                                                       Beverly Hills, California
                                                       90212

     RESOLVED, that        CYBERMEDIA, INC. borrow from IMPERIAL BANK,
hereinafter referred to as "Bank", from time to time, such sums of money as, in the judgement of the officer or officers herein after authorized, this corporation may require; provided that the aggregate amount of such borrowing, pursuant to this resolution, shall not at any one time exceed the principal sum of Three Million Two Hundred Fifty Thousand and No/100 DOLLARS ($3,250,000.00), in addition to such amount as may be otherwise authorized;

     RESOLVED FURTHER, that any         2        of the following named officers
                                 ---------------
                                 (Specify Number)


    Unnikrishnan Warrier       the               President
    Srikanth Chari             the               Vice President
    Anne Lam                   the               Vice President/Secretary
    Jeffrey Beaumont           the               CFO


of this corporation (the officer or officers acting in combination, authorized to act pursuant hereto being hereinafter designated as "authorized officers"), be and they are hereby authorized, directed and empowered, for and on behalf and in the name of this corporation (1) to execute and deliver to the Bank such notes or other evidences of indebtedness of this corporation for the monies so borrowed, with interest thereon, as the Bank may require, and to execute and deliver, from time to time, renewals or extensions of such notes or other evidences of indebtedness; (2) to grant a security interest In, transfer, or otherwise hypothecate or deed in trust for Bank's benefit and deliver by such instruments in writing or otherwise as may be demanded by the Bank, any of the property of this corporation as may be required by the Bank to secure the payment of any notes of other indebtedness of this corporation or third parties to the Bank, whether arising pursuant to this resolution or otherwise; and (3) to perform all acts and execute and deliver all instruments which the Bank may deem necessary to carry out the purposes of this resolution;
     RESOLVED FURTHER, that said authorized officers be and they are hereby authorized and empowered, and that any one of said authorized officers be and he/she is hereby authorized and empowered (1) to discount with or sell to the Bank conditional sales contracts, notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness payable to this corporation, upon such terms as may be agreed upon by them and the Bank, and to endorse in the name of this corporation said notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness so discounted, and to guarantee the payment of the same to the Bank, and (2) to apply for and obtain from the Bank letters of credit and in connection therewith to execute such agreement, applications, guarantees, indemnities and other financial undertakings as Bank may require;
      RESOLVED FURTHER, that said authorized officers are also authorized to direct the disposition of the proceeds of any such obligation, and to accept or direct delivery from the Bank of any property of this corporation at any time held by the Bank;
     RESOLVED FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby ratified and affirmed;
     RESOLVED FURTHER, that this resolution will continue in full force and effect until the Bank shall receive official notice in writing from this corporation of the revocation thereof by a resolution duly adopted by the Board of Directors of this corporation, and that the certification of the Secretary of this corporation as to the signatures of the above named persons shall be binding on this corporation.
     I, Anne T. Lam, Secretary of the above named corporation, duly organized and existing under the laws of the State of California, do hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of said corporation, duly and regularly passed and adopted by the Board of Directors of said corporation.
     I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of said resolution.

     EXECUTED ON

     AUTHORIZED SIGNATURES:

Signature:        /S/ Unni Warrier
                  ---------------------------
                  Unni Warrier
Signature:        /S/ Srikanth Chari                 /S/ Anne Lam
                  ---------------------------        ---------------------------
                  Srikanth Chari                     (Secretary)
Signature:        /S/ Anne Lam
                  ---------------------------
                  Anne Lam
Signature:       /S/ Jeffrey Beaumont
                  ---------------------------

                                  IMPERIAL BANK
                                   Member FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS

Name(s):   CYBERMEDIA, INC.                               Dated:  April 30, 1996


                             paid to you directly by Cashiers Check No.

     $ 3,000,000.00          credited to deposit account No. 60-072-760 when
                             advances

     $         0.00          paid on Loan(s) No. 7/60/15441/3  are requested

     $                       amounts paid to Bank for:

Amounts paid to others on you behalf:

     $                       to                       Title Insurance Company

     $                       to Public Officials

     $                       to

     $                       to

     $                       to

     $                       to

     $ 3,000,000.00          SUBTOTAL (NOTE AMOUNT)

LESS $    0.00               Prepaid Finance Charge (Loan fee(s))

     $ 3,000,000.00          TOTAL (AMOUNT FINANCED)


Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

CYBERMEDIA, INC.

By: /S/ Unni Warrier
    ---------------------------------             ----------------------------
                  Signature                                 Signature


By: /S/ Jeffrey Beaumont
    ---------------------------------             ----------------------------
                  Signature                                 Signature

                                  IMPERIAL BANK
                                   Member FDIC

                         AGREEMENT TO PROVIDE INSURANCE
                           (REAL OR PERSONAL PROPERTY)

TO:      IMPERIAL BANK                            Date:    April 30, 1996
         9777 Wilshire Blvd.                      Borrower:
         Beverly Hills, California 90212          CYBERMEDIA, INC.

In consideration of a loan in the amount of $ 3,000,000.00, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Imperial Bank as loss payee on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

         1.       Fire and extended coverage in an amount sufficient to cover:

                  a)       The amount of the loan, OR

                  b)       All existing encumbrances, whichever is greater,

                  But not in excess of the replacement value of the improvements on the real property.

         2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor Imperial Bank, or any other form acceptable to Bank.

                                            INSURANCE  INFORMATION

Insurance Co./Agent:                                   Telephone No.:
                          On File                                      On file
 Agent's Address:

                                                          CYBERMEDIA, INC.

                             Signature of Obligor:    By /S/ Unni Warrier
                                                      ------------------------
                             Signature of Obligor:    By /S/ Jeffrey  Beaumont
                                                      ------------------------

This STATEMENT is presented for filing pursuant to the California Uniform Commercial Code

- ----------------------------------------------------------------------------------------------------------------------------------
1.File No. of Orig.       1A  Date of Filing of            1B. Date of Orig. Financing    1C. Place of Filing Orig.
  Financing Statement         Orig. Financing Statement        Statement                      Financing Statement
  95-434729                   1/22/96                          11/2/95                        Sacramento
- ----------------------------------------------------------------------------------------------------------------------------------
2.  DEBTOR (Last Name First)                                                              2A. Social Security No.
                                                                                              or Federal Tax No.
    CYBERMEDIA, INC.                                                                          95-434729
- ----------------------------------------------------------------------------------------------------------------------------------
2B. Mailing Address                                        2C. City, State                2D. Zip Code

    2029 Century Park East, Ste 310                            Century City, CA               90067
- ----------------------------------------------------------------------------------------------------------------------------------
3.  Additional Debtor (if any) (Last Name First)                                          3A. Social Security No. or Federal Tax No.
- ----------------------------------------------------------------------------------------------------------------------------------
3B. Mailing Address                                        3C. City, State                3D. Zip Code
- ----------------------------------------------------------------------------------------------------------------------------------
4.  Secured Party                                                                         4A. Social Security No., Federal Tax
                                                                                              No. or Bank Transit and A.B. A. No.
    Name            Imperial Bank
    Mailing Addres  9777 Wilshire Blvd.                                                       16-144/1222
    City            Beverly Hills   State     CA            Zip Code 90212
- ----------------------------------------------------------------------------------------------------------------------------------
5.  Assignee of Secured Party (if any)                                                    5A. Social Security No., Federal Tax
                                                                                              No. or Bank Transit and A.B. A. No.
    Name
    Mailing Address
    City                          State              Zip Code
- ----------------------------------------------------------------------------------------------------------------------------------
6.  CONTINUATION - - The original Financing Statement between the foregoing Debtor and Secured Party bearing the file number and date

    A.   / /      shown above is continued.  If collateral is crops or timber, check here / / and insert description of real property on which growing or to be grown in item 7 below.

    B.  / /       RELEASE -- From the collateral described in the Financing Statement bearing the file number shown above, the
                  Secured Party releases the collateral described in Item 7 below.

    C.  / /       ASSIGNMENT -- The Secured Party certifies that the Secured Party has assigned to the Assignee above named, all the Secured Party's rights under the Financing Statement bearing the file number show above in the collateral described in item 7 below.

    D   / /       TERMINATION -- The Secured Party certifies that the Secured Party no longer claim a security interest under the Financing Statement bearing the file number shown above.

    E   /X/       AMENDMENT -- The Financing Statement bearing the file number shown above is amended as set forth in item 7 below. (Signature of Debtor required on all amendments.)

    F   / /       OTHER
- ----------------------------------------------------------------------------------------------------------------------------------
7.
    Change Debtor's address to:

    3000 Ocean Park Blvd., Suite 2001
    Santa Monica, CA 90404
- ----------------------------------------------------------------------------------------------------------------------------------
8.                                          (Date)    4/30  1996          C        9.  This Space for Use of Filing Officer
                                                                          O            (Date, Time, Filing Office)
    CYBERMEDIA, INC.                                                      D
    By: /S/ Unni Warrier                                                                  E
        -------------------------------------------------                 1
         Signature (s) of Debtor(s)         (Title)

    Imperial Bank
    By:
        -------------------------------------------------
         Signature (s) of Debtor(s)         (Title)
- ----------------------------------------------------------------------------------------------------------------------------------
10.               RETURN COPY TO                                          2

NAME          Imperial Bank/Lending Services/14/CT                        3
ADDRESS       9920 La Cienega Blvd.                                       4
CITY AND      Inglewood, CA 90301                                         5
STATE         Re:                                                         6
                                                                          7
                                                                          8
                                                                          9
- ----------------------------------------------------------------------------------------------------------------------------------

                       UNIFORM COMMERCIAL CODE FORM UCC-2

                                    EXHIBIT I

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                            WARRANT TO PURCHASE STOCK

Corporation:  CyberMedia Inc., a California corporation

Number of Shares: Number of shares equal to $300,000 of shares purchased at the Initial Exercise Price

Class of Stock:  Common

Initial Exercise Price: The lesser of $3 per share and 75% of the next offering price of one share by the Corporation.

Issue Date:  May 1, 1996

Expiration Date:  April 30, 2002 (subject to Article 4.1)

         THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the Corporation (the "Company") at the initial exercise price per Share (the 'Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1.        EXERCISE

         1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

         1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.5.

         1.3 Alternative Stock Appreciation Right. At Holder's option, the Company shall pay Holder the fair market value of the Shares issuable upon conversion of this Warrant pursuant to Section 1.2 in cash in lieu of such Shares.

         1.4 Right to Put Warrant. At Holder's option, in lieu of exercising its rights as set forth in Sections 1.1, 1.2, or 1.3, Holder shall have the right to require the Company to purchase the Warrant under the circumstances set forth on Exhibit A, if attached.

         1.5 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

         1.6 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

         1.7 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         1.8      Repurchase on Sale, Merger, or Consolidation of the Company.

                  1.8.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  1.8.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the

Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

                  1.8.3 Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

                  1.8.4 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2.   ADJUSTMENTS TO THE SHARES.

         2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

         2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time, in the manner set forth on Exhibit B, if attached, in the event of Diluting Issuances (as defined on Exhibit B).

         2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.


ARTICLE 3.        REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in
(e) above, the same notice as is given to the holders of such registration rights.

         3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly unaudited financial statements.

         3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit C.

ARTICLE 4.        MISCELLANEOUS.

         4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holders right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

         4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule

144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

         4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

         4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

         4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                            CYBERMEDIA INC.

                                            Name: /S/ Unni Warrier
                                                  -----------------------------

                                            Title: President
                                                  -----------------------------

                                            Name: /S/ Jeffrey Beaumont
                                                  -----------------------------

                                            Title:    Chief Financial Officer,
                                                      Corporate Secretary,
                                                      Assistant Treasurer or
                                                      Assistant Secretary

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase       shares of the
Common/Series __ Preferred Stock (strike one that does not apply) of _____________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion
is exercised with respect to            of the Shares covered by the Warrant.

         [Strike paragraph that does not apply.]

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                    Imperial Bank
                                    Entertainment Industries Group
                                    9777 Wilshire Boulevard
                                    Fourth Floor
                                    Beverly Hills, CA 90212
                                    Attention: Jared Underwood

         3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                                -------------------------------
                                                (Signature)


                                                -------------------------------
                                                (Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE


                                             ,
                              --------------   ----

(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer


Dear               :

         This is to advise you that the Warrant issued to you described below
will expire on ,                   19  .
                 ------------------  --

         Issuer:

         Issue Date:

         Class of Security Issuable:

         Exercise Price Per Share:

         Number of Shares Issuable:

         Procedure for Exercise:

         Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                                             ----------------------------------
                                             (Name of Issuer)

                                              By:
                                                    ----------------------------

                                              Title:
                                                    ----------------------------

                                   EXHIBIT A

                                   Put Right


         Subject to the succeeding sentence, upon written notice to the Company, Holder shall have the right (the "Put Right") to require that the Company purchase the Warrant from Holder in consideration of the Company's payment to Holder (due seven days after receipt of Holders written notice) of $
               . The foregoing notwithstanding, Holder may only exercise the Put Right during the first to occur of the following periods:

         1. The six-month period ending on the Expiration Date; or

         2. The 20-day period ending on the closing of the merger, consolidation or sale of assets of the Company; or

         3. The 20-day period ending on the liquidation, dissolution or winding up of the Company.

                                    EXHIBIT B

                            Anti-Dilution Provisions


         In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, then the number of Shares issuable upon exercise of the Warrant, shall be adjusted as a result of Diluting Issuances in accordance with the Holder's standard form of Anti-Dilution Agreement in effect on the Issue Date.

         Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                    EXHIBIT C

                               Registration Rights


         The Shares shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):



        [Identify Agreement by date, title and parties. If no Agreement exists, indicate by "none."]

         The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit C is attached, Holder shall be deemed to be a party to the Agreement.

         If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form or Registration Rights Agreement as in effect on the Issue Date of the Warrant.

                                   EXHIBIT "A"

ADDENDUM TO SECURITY AND LOAN AGREEMENT ("SECURITY AND LOAN AGREEMENT") BETWEEN CYBERMEDIA, INC., AND IMPERIAL BANK.
DATED: MAY 31, 1996

         This Addendum is made and entered into on May 31, 1996, between CyberMedia, Inc. ("Borrower') and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall. in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts (collectively the "Loan") shall expire on April 30, 1997, subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

2. Borrower represents and warrants that:

         a. EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now and proposed to be conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement.

         b. AUTHORIZATION AND CONFLICT. The execution, delivery and performance of this agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's corporate documents or any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property is bound or affected and this agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

         c. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

         d. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others.

         e. FINANCIAL CONDITION. The balance sheet of Borrower as of December 31, 1995, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

         f. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

         g. TITLE TO ASSETS. Borrower has good title to its assets, and they are not subject to any liens or encumbrances other than those permitted in Section 2C hereof.

         h. REGULATION U. The proceeds of the Loan Account shall not be used to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

3. Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent:

         a. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any material change in its executive management.

         b. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed monies other than loans from Bank except obligations now existing as shown in financial statement dated December 31, 1995, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due to become due.

         c. LIENS AND ENCUMBRANCES. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Bank's favor.

         d. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the normal and ordinary course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

         e. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by leasing back of same.

         f. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution of any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

4. Should there be a default under the Security and Loan Agreement, the General Security Agreement or under any obligation to Bank, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.

5. Bank will advance up to 65% of Eligible Accounts Receivables, after a 15% reserve for returned sales, of up to a maximum of $3,000,000. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. "Eligible Accounts" shall also NOT include any of the following:

         a. Accounts balances over ninety (90) days from invoice date.

         b. Credit balances greater than ninety (90) days from invoice date.

         c. Accounts with respect to which 20% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days from invoice date are not eligible.

         d. Excluding Ingram Micro and Navarre Corporation, whose concentrations will be allowed up to twenty-five percent (25%) for accounts representing more than 20% of total accounts receivable, the balance in excess of the 20% is not eligible. However, the Bank may deem, at its sole discretion, the entire amount, or any portion thereof, eligible.

         e. Accounts with respect to international transactions unless insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank.

         f. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

         g. All accounts for sales to and purchases from a company of common name/ownership, thereby a potential offset exists.

         h. Consignment or guaranteed sales.

         i. Accounts with creditors (contra accounts) to the extent of offsetting accounts payable.

         j. All accounts created by "Rush Order" (mail order house, COD) sales.

         k. Bill and hold accounts.

         l. Federal Government accounts, unless assigned to the Bank with acknowledgment under the Assignment of Claims Act.

         m. Any account if the account debtor or any person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower.

         n. Accounts in which Bank does not have a perfected first-priority security interest.

         o. Any account which is not from an acceptable debtor. Bank, however, will permit accounts receivable from non-approved account debtors to be included within the definition of eligible accounts receivable, provided that such receivables are secured by a letter of credit in a form and substance acceptable to Bank.

         Borrower shall establish a lock-box and collection account to which all collections due to Borrower will be mailed directly with daily reporting of accounts receivable activity (i.e. sales, collections) required. Upon the Borrower's successful completion of an initial public offering, Borrower will thereafter be required to submit a monthly Borrowing Base calculation and daily reporting of the Loan will cease, provided Borrower is in full compliance with all terms and conditions contained herein. Thereafter, a Borrowing Base calculation in a form acceptable to the Bank will be due by the 15th day of each month with information as of the last day of the previous month.

6. COLLATERAL. Bank shall have a first priority perfected security interest in all assets (including copyrights and other intellectual properties) of Borrower as specified in a General Security Agreement perfected by a filed UCC-1 Financing Statement in the appropriates states' UCC Records office and the U.S. Patent, Trademark and/or Copyright offices. All costs associated with perfecting and filing said security interests are to be paid by Borrower.

7. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis.

8. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

         a. Maintain a minimum TANGIBLE NET WORTH of $1,500,000 at all times through 6/29/96, thereafter of not less than $2,000,000 at all times through 9/29/96, thereafter of not less than $2,500,000 plus eighty percent (80%) of the net proceeds from the issuance of common stock, preferred stock, or subordinated debentures through 12/30/96, and at all times thereafter of not less than $3,000,000 plus eighty percent (80%) of the net proceeds from the issuance of common stock, preferred stock, or subordinated debentures.

                  Tangible Net Worth is defined as stockholders' equity, plus subordinated debt, less any intangible assets including but not limited to for goodwill, trademarks, patents, copyrights, and organization expense.

         b. A minimum of $500,000 in SUBORDINATED DEBT from Industrial Credit and Investment Corporation of India Limited ("ICICI") at all times through 1/14/96, with $50,000 principal reductions to ICICI allowed on a quarterly basis commencing 1/15/96. Any interest due under the note to ICICI may be paid as required by the note so long as no default exists under any obligation to Bank.

         c. Maintain WORKING CAPITAL (defined as current assets minus current liabilities) of not less than $1,000,000 at all times through 6/29/96, thereafter of not less than $1,500,000 at all times through 9/29/96, thereafter of not less than $2,000,000 at all times through 12/30/96, and at all times thereafter of not less than $3,000,000.

         d. Maintain a CURRENT RATIO (defined as ratio of Current Assets to Current Liabilities) of not less than 1.1 to 1.0 at all times through 6/29/96, thereafter of not less than 1.3 to 1.0 as of 9/29/96, thereafter of not less than 1.5 to 1.0 at all times through 12/30/96, and at all times thereafter of not less than 1.8 to 1.0.

         e. Maintain all significant bank accounts and banking relationship with Bank.

         f. Within 15 days from each month-end, deliver to Bank an accounts receivable detailed aging reconciled to the general ledger of Borrower, a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent. All the foregoing will be in form satisfactory to the Bank. Also provide the Bank on a quarterly basis or more frequently if demanded by Bank, a complete address listing of all active customers.

         g. Within 45 days after the end of each quarter, deliver to Bank a profit and loss statement, a balance sheet, reconciliation of Borrower's capital accounts, and cash flow of Borrower as of the close of such period, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower subject to year-end audit adjustments, and certified by the Chief Financial Officer, stating that Borrower has performed and observed each and every covenant contained in this Agreement and that no event has occurred and no condition exists which constitutes an event of default.

         h. Within 120 days after end of Borrower's fiscal year, deliver to Bank audited financial statements, as of the close of and for such fiscal year, in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the opinion of an independent public accounting firm selected by Borrower but acceptable to Bank, together with federal income tax returns and financial projections for the upcoming fiscal year.

         i. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business or partnership; maintain and preserve its existence.

         j. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank. Bank to be named as lender loss payee under an endorsement acceptable to Bank.

         k. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental changes upon or against it or any of its properties, and any of its liabilities at any time existing, except to the extent and so long as:

                  (i) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

                  (ii) It shall have set aside on its books reserves segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

         l. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at reasonable times, at least three times a year.

         m. NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any event of default hereunder or event which would be such an event of default upon notice and lapse of time.

9. INTEREST RATE. The rate of interest applicable to the Loan Account shall be 1.00% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The default rate of interest shall be five percent per year in excess of the rate otherwise applicable.

10. COMMITMENT FEE. Borrower shall pay to Bank a non-refundable commitment fee equal to one half percent (0.5%) of the commitment amount of $3,000,000 as detailed in the Summary of Terms and Conditions of Credit Facilities contained in the commitment letter dated 5/l/96.

11. UNUSED FEE. Borrower shall pay to Bank on the last business day of each calendar quarter (commencing on the last business day of June 1996) during the term and on the maturity date of the Loan Account, a non-refundable fee equal to one-quarter of one percent (0.25%) per annum, computed on the basis of actual number of days elapsed over a year of 360 days, on the average daily amount by which the then maximum drawable amount of $3,000,000 of the Loan Account exceeds the sum of the related outstanding loan advances during the period or quarter in question.

12. WARRANT. Borrower shall grant to Bank a warrant to purchase $300,000 of common stock of Borrower. The price of the stock will be the lesser of $3 per share and 75% of the next offering price of one share. The warrant will be exercisable at any time prior to April 30, 2002. The terms and conditions of the warrant are outlined in Exhibit 1.

13. MISCELLANEOUS PROVISIONS. Failure or Indulgence Not Waiver. No failure or delay on the part of Bank or any holder of Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that Bank may make hereunder, are cumulative to, not exclusive of, any rights or remedies otherwise available.

14. RECEIPTS. Notwithstanding any other provisions of the Security and Loan Agreement, all sums received by Bank, whether from Borrower or from Borrower's account debtors, shall be applied to the outstanding loan balance on the second
(2nd) day following receipt thereof by the Bank. Interest shall continue to accrue on all loans outstanding pursuant to the Loan and Security Agreement until sums received are applied as herein provided.

15. EVENTS OF DEFAULT. The occurrence of any of the following events of default shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

         a. FAILURE TO PAY NOTE. Failure to pay any installment of principal of or interest on any indebtedness of Borrower to Bank, ten (10) calendar days after its due date.

         b. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this letter binding upon Borrower, where such breach has a material financial consequence, that could reasonably result in a material adverse affect on the financial condition of the Borrower. Borrower shall have the right to remedy any breach of covenant within thirty (30) days of notice from Bank.

         c. BREACH OF WARRANTY. Any of Borrower's material representations or material warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect, that could reasonably result in a material adverse affect on the financial condition of Borrower.

         d. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent as defined by the Bankruptcy Code, or admit its inability to pay its debts as they mature, or make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

         e. JUDGMENTS; ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder, for an amount in excess of $50,000, that could reasonably result in a material adverse affect on the financial condition of the Borrower.

         f. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

         g. FINANCIAL COVENANTS. Failure to maintain financial covenants as stated.

16. CONDITIONS PRECEDENT. Until the following conditions have been met, Bank shall have no obligation to lend under the Loan Account:

         a. SUBORDINATION OF DEBT FROM ICICI. All current and future outstanding debt from Borrower to ICICI must be subordinated to Bank, in form and substance acceptable to Bank. Bank to have a first priority security interest in all assets of Borrower with ICICI to subordinate its security interest to Bank.

         b. PERFECTION OF SECURITY INTERESTS. Perfection of all security interests and copyright mortgages to the extent set forth in Section 6.

         c. NO MATERIAL ADVERSE CHANGES. There must be no material adverse change of the facts and information upon which the Bank's credit decision was made, as represented to date and prior to closing, on Borrower.

         d. DOCUMENTATION. The completion of all documentation in a form satisfactory to Bank.

         e. SATISFACTORY AUDIT BY BANK'S ASSET-BASED LENDING GROUP. The Asset Based Lending Group of the Bank shall have conducted an audit of Borrower in which Borrower receives a review satisfactory to Bank. The fees for this audit will be capped at $2,500.

         f. AUDITED FINANCIAL STATEMENT. Receipt and satisfactory review of Borrower's 12/31/95 audited financial statement.

17. ATTORNEYS' FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an event of default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

18. ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

19. INUREMENTS. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

20. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California to the jurisdiction of whose courts the parties hereby agree to submit.

21. OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of the Notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

22. SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

23. TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

24. INTEGRATION CLAUSES. Except for documents and instruments specifically referenced herein, the Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior communications verbal or written between Borrower and Bank shall be of no further offset or evidentiary value. In the event of a conflict or inconsistency among any other documents and instruments and this Agreement, the provisions of this Agreement shall prevail.

25. ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

26. MODIFICATION. This agreement may be modified only by a writing signed by both parties hereto.

27. AUDITS. Bank anticipates a minimum of two audits by its Asset Based Lending Group per year at a cost of $2,500 per audit, the fee for which shall be paid at the time of the audit.

         This Addendum is executed by and on behalf of the parties as of the date first above written.


CYBERMEDIA, INC.                   IMPERIAL BANK
"BORROWER"                         "BANK"


By:   /S/ Unni Warrier                   By:
      ------------------------           -----------------------------
Title: President                         Title:
      ------------------------           -----------------------------
By:   /S/ Jeffrey Beaumont               By:
      ------------------------           -----------------------------
Title: CFO                               Title:
      ------------------------           -----------------------------

                                  IMPERIAL BANK
                                   Member FDIC

                           SECURITY AND LOAN AGREEMENT

         This Agreement is entered into between CYBERMEDIA, INC., a Corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank herein, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base:

                          65.000% of Eligible Accounts

         and in no event more than $3,000,000.00

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (a) the unpaid balance of Borrower's Loan Account on demand, and
         (b) on or before the tenth day of each month interest on the average daily unpaid balance of the Loan Account during the immediate preceding month at the rate of One percent (1.000%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest at any time. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

         a. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

         b. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

         c. "Eligible Accounts" means all of Borrower's Accounts excluding, however (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account, and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guarantee and security therefor, and hereby grants to Bank a continuing Security interest in all monies in the Collateral Account referred to in Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts, provided that no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may require.

7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts and, in any of such events. Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or Inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and (v) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon; (iii) Permit representatives of Bank to inspect the Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; and (viii) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts to endorse the name of the undersigned upon any document or instrument relating to the Collateral, in its name or otherwise, to demand, sue for, collect and give acquittance for any and all monies due or to become due upon the Accounts, to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than the Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation make for the purpose of obtaining credit hereunder prove false; (iii) Bank deemed the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commenced by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in
         Section 1 hereof; (b) Declare all sums covered hereby immediately due and payable; (c) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank wherever is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

16.      Additional Provisions:  See attached Exhibit A consisting of 12 pages.


Executed this 30th day of April, 1996.

                                       CYBERMEDIA, INC.
                                                (Name of Borrower)
         IMPERIAL BANK
                                       By: /s/ Jeffrey Beaumont
                                           ------------------------------------
                                                (Authorized Signature and Title)
By:
    ------------------------------
                           Title       By: /S/ Anne Lam, VP and Secretary
                                           ------------------------------------
                                                (Authorized Signature and Title)

*If none, insert "None"



                                       -3-